UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2016, Vapor Corp. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with VPR Brands, L.P. (the “Purchaser”) and the Purchaser’s Chief Executive Officer, Kevin Frija (the former Chief Executive Officer of the Company), pursuant to which the Company sold its wholesale operations and inventory related thereto (collectively, “Assets”), which business is operated at 3001 Griffin Road, Dania Beach, Florida 33312. The transactions contemplated by the Purchase Agreement closed on July 29, 2016.

The consideration exchanged in the transaction, in addition to the Assets, included:

•	A secured, one-year promissory note in the principal amount of $370,000 (the “One-Year Note”) bearing an interest rate of 4.5%, which payments thereunder are $10,000 per month, with such payments deferred and commencing on October 28, 2016, with a balloon payment of the remainder of principal and interest on July 29, 2017.

•	In exchange for a $500,000 loan to the Purchaser, a secured, 36-month promissory note in the principal amount of $500,000 bearing an interest rate of prime plus 2% (which rate resets annually on July 29th), which payments thereunder are $14,000 per month, with such payments deferred and commencing on January 26, 2017, with subsequent installments payable on the same day of each month thereafter and in the 37th month, a balloon payment for all remaining accrued interest and principal.

•	The assumption by the Purchaser of certain liabilities related to the Company’s wholesale operations, including but not limited to the month-to-month lease for the Dania Beach premises.

Notwithstanding the above, pursuant to the Purchase Agreement, the Company shall continue to own its accounts receivable from its wholesale operations as of July 29, 2016. The Company agreed to use its commercially reasonable efforts, consistent with standard industry practice, to collect such accounts receivable, and any and all amounts so collected (i) up to $150,000 (net of any refunds) in the aggregate shall be credited against payment of the One-Year Note; and (ii) in excess of $150,000 (up to $95,800) will be transferred to Mr. Frija as consideration for the transfer to the Company by Mr. Frija of 1,405,910,203 shares of the Company’s common stock that he had acquired on the open market (“Retired Shares”).

The Purchase Agreement contained customary representations, warranties, and covenants of the Company and the Purchaser. The Company also agreed to a restrictive covenant prohibiting it from competing with the Purchaser for a period of three years in the wholesale distribution of electronic cigarette products that comprise the Assets.

Other than the ownership of the Retired Shares by Mr. Frija, there is no material relationship between the Company, on the one hand, and the Purchaser, on the other hand, other than in respect of the Purchase Agreement.

A copy of the Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under Item 1.01 are incorporated into this Item 2.01 by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Asset Purchase Agreement, dated July 29, 2016, by and between Vapor Corp. and VPR Brands, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: August 2, 2016	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Asset Purchase Agreement, dated July 29, 2016, by and between Vapor Corp. and VPR Brands, L.P.